EXHIBIT 10.6

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made and entered into effective the 23rd day of April, 2004, by and between Randal J. Kirk (2000) Limited Partnership, a Delaware limited partnership (“Lender”), and New River Pharmaceuticals Inc., a Virginia corporation (“Borrower”).

Recitals

A. Borrower desires to obtain an irrevocable commitment from Lender to extend Borrower credit for such purchases and expenditures aggregating up to US$5,000,000.00, as hereinafter provided.

B. Borrower is applying all credit provided hereunder for general working capital and operating expenses (collectively, the “Expenses”) for the development and operation of Borrower’s technologies and business.

C. Lender is willing to extend such irrevocable credit commitment to Borrower on the terms and subject to the conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in reliance upon the recitals set forth above (which are hereby incorporated by reference and made a part of this Agreement) and for and in consideration of the mutual promises and covenants contained herein and the mutual benefits to the parties to be derived from this Agreement, it is hereby agreed as follows:

ARTICLE I

CREDIT

1.1 Amount. Pursuant to the terms of this Agreement, Lender shall extend credit to Borrower from time to time during the term of this Agreement aggregating up to the principal amount of US$5,000,000.00. The credit extended under the Agreement and as evidenced by this Agreement is to be used by Borrower for Expenses. Borrower agrees that the monthly statements of account provided by the Lender to the Borrower shall serve as prima facie evidence as to the unpaid and funded principal balance owed to Lender in the event that it should become necessary for Lender to commence an appropriate action seeking to collect the unpaid principal funded balance under this Agreement and interest, costs, and attorneys’ fees in any court of competent jurisdiction.

1.2 Interest. All credit provided pursuant to the terms of this Agreement shall bear interest at twelve percent (12%) per annum from the date hereof until payment in full or renegotiation, whichever may occur first. Any additional extensions of credit by Lender to Borrower shall bear interest at the foregoing rate from and after the date of such loan. The principal and interest, together with any extensions, modifications, renewals, or additional loans; the performance of the covenants; and agreements of Borrower contained herein shall be hereinafter referred to collectively as the “Obligation.”

1.3 Billing and Payment.

      (a) Borrower may make periodic payments in part or full payment of any amount under the Master Promissory Note, and any such payments shall be applied first to any interest due.

      (b) The entire amount of credit extended under the Credit Agreement (including all interest and other amounts hereunder) will be due upon the earlier of April 1, 2005, or the date the Borrower shall have completed a firmly underwritten public offering or shall have completed a private equity financing, or series of financings, in the amount of at least US$25,000,000.00 in the aggregate.

1.4 Term. This Agreement shall continue in full force and effect until April 1, 2005; or until the date the Borrower shall have completed a firmly underwritten public offering or shall have completed a private equity financing, or series of financings, in the amount of at least US$25,000,000.00 in the aggregate; or until the entire amount owed by Borrower hereunder is paid-in-full or has been renegotiated with Lender, whichever is the first to occur.

ARTICLE II

CONDITIONS OF LENDER’S OBLIGATIONS

All obligations of Lender under this Agreement are subject to the fulfillment, prior to any credit extended hereunder, of each of the following conditions, any or all of which may be waived in writing in whole or in part by Lender at or prior to execution.

2.1 Satisfaction of Conditions. Borrower shall have performed and satisfied in all material respects all obligations, conditions, and covenants required by this Agreement to be performed and satisfied by it at or before the execution of this Agreement.

2.2 Certain Documents. The obligation of Lender to extend credit to Borrower is subject to the condition that all of the following documents shall have been received by Lender:

      (a) The Master Promissory Note in the form of Exhibit A attached hereto, with appropriate insertions, executed as appropriate by Borrower;

      (b) A completed funding request under the Master Promissory Note substantially similar in form to Exhibit B attached hereto, with appropriate insertions, executed as appropriate by Borrower; and

      (c) This Agreement executed by Borrower and Lender.

In the event that the foregoing conditions have been met, Lender shall extend credit to Borrower pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to obtain Lender’s reliance and agreement to enter into this Agreement and the transactions contemplated hereby, Borrower makes the following representations and warranties:

3.1 No Conflicting Agreements. The execution and delivery of this Agreement and the consummation of the transactions provided for herein will not violate or conflict with or result in the breach of any provision or covenant or constitute a default or an event which with notice or lapse of time or both would constitute a default under, or accelerate the performance required by, or result in the termination of any agreement, stipulation, order, judgment, or decree to which Borrower is a party or is subject or which binds any of the properties or assets of Borrower.

3.2 Litigation. Borrower is not aware of any claim or litigation (either pending or threatened) that would prevent or encumber its power to execute, deliver, or consummate this Agreement and the transactions contemplated hereby.

3.3 Binding Obligation. This Agreement (including, without limitation, the Master Promissory Note) has been duly executed and delivered by Borrower and constitutes a legal, valid, and binding obligation of Borrower and is enforceable against them in accordance with its terms, except as the enforceability may be affected by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and to the extent the availability of certain remedies may be limited by certain equitable principles of general applicability.

3.4 No Existing Default. Borrower is not in default, nor has any event occurred that with notice or the passage of time or both would constitute a default under any agreement, indenture, or contract relating to any material obligation for borrowed money or any form of credit agreement whatsoever, including, without limitation, any installment purchase agreements.

ARTICLE IV

NEGATIVE COVENANTS OF BORROWER

Borrower agrees that it will not, prior to the satisfaction of all its obligations under the terms of this Agreement, do any of the following:

4.1 Satisfaction of Existing Obligations. Other than in the ordinary course of business as now conducted, Borrower shall not cause to be created or suffer to exist any additional lien, mortgage, pledge, charge, security, or other encumbrance on any of its assets or equipment.

4.2 Amendment of Contracts. Other than in the ordinary course of business as now conducted, Borrower shall not engage in any transaction that would create or result in any additional indebtedness or pay any obligation or liability or enter into, terminate, or amend any agreement or transfer or grant any rights under any lease, license, or other agreement or in any manner dispose of or acquire any material amount of assets.

4.3 Continuation of Business. Borrower shall use its best efforts consistent with prudent business practices to preserve and maintain the business and business organization of Borrower intact; to preserve its goodwill; to pay its obligations as they mature; and to retain Borrower’s relationship with its customers.

4.4 Regulatory Compliance. Borrower shall not violate in any material respect any law, rule, regulation, order, or ordinance applicable to the conduct of the business of Borrower or relinquish or terminate any rights, qualifications, license, or permits that would materially affect the financial condition or the business of Borrower.

ARTICLE V

AFFIRMATIVE COVENANTS OF BORROWER

5.1 Use of Credit. Borrower shall utilize 100% of the credit extended hereby for the Expenses.

5.2 Financial Records. Borrower shall maintain adequate books, accounts, and records in accordance with the practices of prudent businessmen and in accordance with generally accepted accounting principles, consistently applied, and shall make all such records available for inspection and duplication, by Lender or its agents at any time during reasonable business hours.

5.3 Insurance. Borrower shall insure and keep insured at all times all of their property of an insurable nature, with insurers who are financially sound and responsible, against loss or damage from fire and other risks, casualties, or contingencies, and shall carry such public liability as is reasonably prudent in the conducting of Borrower’s business.

5.4 Compliance With Laws. Borrower shall take whatever actions are necessary to comply with all statutes and regulations governing the activities and operations of Borrower and maintain its corporate existence and right to carry on business in each state or other jurisdiction in which Borrower now conducts business.

ARTICLE VI

DEFAULT

6.1 Events of Default. Upon the occurrence and during the continuance of any one or more of the events hereinafter enumerated, Lender may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to Borrower, declare the unpaid balance of the principal and interest then accrued to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Borrower, such events being as follows:

      (a) Default in the payment of the principal and interest or any portion thereof when the same shall become due and payable, whether at maturity as therein expressed, by acceleration, or otherwise, unless cured within fifteen (15) days after notice thereof by the Lender to Borrower;

      (b) The creditors under any priority secured indebtedness of Borrower shall declare the amounts due thereunder to be due and payable following default;

      (c) Default in the due observance or performance of any other covenant or obligation contained in this Agreement (including, without limitation, the Master Promissory Note) unless observed or performed within fifteen (15) days after notice thereof to Borrower by Lender; provided, if compliance is not possible within fifteen (15) days, default shall occur upon failure within fifteen (15) days to take steps that will produce compliance as soon as is reasonably practicable;

      (d) Borrower shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Borrower, or of all or any substantial portion of its property, or Borrower shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

      (e) An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Borrower, or an order of any court shall be entered appointing any receiver or trustee of or for Borrower, or any receiver or trustee of all or any substantial portion of the property of Borrower, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Borrower, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

6.2 Procedure on Default. Upon the occurrence of an event of default, and at any time thereafter, Lender may elect to declare the entire Obligation hereby secured immediately due and payable and shall have all the rights and remedies that may now or hereafter exist at law or equity for the collection of the Obligation and the enforcement of the covenants herein and resort to any remedy provided hereunder or provided by the Virginia Uniform Commercial Code, or by any other law of the Commonwealth of Virginia, shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

6.3 Defaults Upon Prior Indebtedness. Upon the default by Borrower of any term, covenant, or condition required to be performed by it on any priority secured indebtedness or the receipt by Borrower from any such priority secured creditor of notice of any default under such indebtedness, whether or not repayment of the indebtedness is accelerated, Borrower shall promptly advise Lender in writing of the nature and amount of default and of the action, if any, threatened by such priority secured creditor. Notwithstanding the Borrower’s obligation to cure any and all such defaults, Lender may, but shall not be obligated to do so, in the name, place, and stead of Borrower and, in the case of such curative efforts by Lender, succeed to all of the rights, remedies, and security of such priority creditor.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1 Assignment of Agreement. Except as expressly provided, neither the rights nor the obligations of the parties to this agreement may be assigned or delegated by either party in whole or in part without the prior written consent of the other party.

7.2 Governing Law. Unless otherwise provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.

7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or, if sent by facsimile transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid telegram addressed as follows:

If to Lender:

Randal J. Kirk (2000) Limited Partnership

The Governor Tyler

1881 Grove Ave

Radford, VA 24141

Attn: Managing General Partner

Fax: (540) 633-7939

If to Borrower:

New River Pharmaceuticals Inc.

The Governor Tyler

1881 Grove Ave

Radford, VA 24141

Attn: Secretary

Fax: (540) 633-7939

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission or other electronic communication, three days after the date so mailed, or one day after the date so telegraphed or sent by overnight delivery.

7.4 Title and Captions. Section titles or captions to this Agreement are for convenience and reference only and shall not be deemed part of this Agreement and shall not be interpreted to define, limit, augment, extend, or describe the scope, content, or intent of any part or parts of this Agreement.

7.5 Pronouns and Plurals. Whenever the context may require, all pronouns used herein shall include the corresponding masculine, feminine, or neuter forms and the singular form of pronouns and verbs shall include the plural and vice versa. Each of the foregoing genders and plurals is understood to refer to a corporation, partnership, or other legal entity when the context so requires.

7.6 Further Action. The parties shall execute and deliver all documents or instruments, provide all information, and take or forebear from all such action as may be necessary or appropriate to achieve the purpose of this Agreement.

7.7 Binding Effect Upon Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, legal representatives, and assigns; provided, that this provision shall not be construed as permitting assignment, substitution, delegation, or other transfer of rights or obligations, except strictly in accordance with the provisions of the other sections of this Agreement.

7.8 Creditors. Unless expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditors of any party hereto.

7.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, promise, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, promise, or condition. Any party may, by notice delivered in the manner provided in this

Agreement, but shall be under no obligation to, waive any of its rights or any conditions to its obligations hereunder, or any duty, obligation, or covenant of any other party. No waiver shall affect or alter the remainder of this Agreement, but each and every other covenant, duty, promise, and condition hereof shall continue in force and effect with respect to any other then existing or subsequently occurring breach. Borrower hereby expressly waives its right to a jury trial in any proceeding arising under or in connection with this Agreement or the transactions contemplated herein.

7.10 Severability. In the event that any condition, covenant, or other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition herein contained. If such condition, covenant, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

7.11 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and understandings with respect thereto. All exhibits annexed to this Agreement and any documents to be delivered herewith are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement, either in the Agreement itself or in any of such writings, shall be deemed to refer to and include this Agreement itself or in any of such exhibits or writings. Any breach of or default under any provision of any of such writing shall, for all purposes, constitute a breach or default under this Agreement and all other such writings.

7.12 Attorneys’ Fees. Should either party take any legal action to enforce any of the terms or provisions of this Agreement, or any costs are incurred by reason of breach or default in any of the covenants, representations, warranties, terms, or conditions of this Agreement, the non-defaulting party shall be entitled to recover any costs, including attorneys’ fees incurred in enforcing the obligations of the other party under the terms of this Agreement or in collecting any judgment that may be entered.

7.13 Time of Essence. Time is of the essence in the performance of the duties, covenants, or obligations of the parties under the terms of this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER:	BORROWER:

Randal J. Kirk (2000) Limited Partnership	New River Pharmaceuticals Inc.

By: /s/ Randal J. Kirk	By: /s/ Marcus E. Smith
Randal J. Kirk	Marcus E. Smith
Managing General Partner	Secretary